EVERGREEN BALANCED FUND ACQUISITIONS

Effective at the close of business on June 10, 2005, the Evergreen Balanced Fund (the Fund) acquired the net assets of Evergreen Foundation Fund in a tax-free exchange for Class A, Class B, Class C and Class I shares of the Fund. Shares were issued to Class A, Class B, Class C and Class I shares of Evergreen Foundation Fund at an exchange ratio of 2.01, 2.00, 2.00 and 2.02 for Class A, Class B, Class C and Class I shares, respectively, of the Fund. The aggregate net assets of the Fund immediately prior to the acquisition were $901,038,134.

Effective at the close of business on April 15, 2005, the Fund acquired the net assets of Evergreen Tax Strategic Foundation Fund in a tax-free exchange for Class A, Class B, Class C and Class I shares of the Fund. Shares were issued to Class A, Class B, Class C and Class I shares of Evergreen Tax Strategic Foundation Fund at an exchange ratio of 1.94, 1.94, 1.93 and 1.95 for Class A, Class B, Class C and Class I shares, respectively, of the Fund. The aggregate net assets of the Fund immediately prior to the acquisition were $795,478,650.

These acquisitions were accomplished by a tax-free exchange of the respective shares of the Fund. The value of net assets acquired, unrealized appreciation acquired and aggregate net assets of the Fund immediately after each acquisition were as follows:


       Acquired           Value of Net         Unrealized
         Fund            Assets Acquired      Appreciation
----------------------- ------------------ -------------------
Evergreen Foundation        $ 857,814,943        $ 87,916,732
Fund

Evergreen Tax                  96,141,085          17,640,369
Strategic Foundation
Fund


                                                   Net Assets of the
       Acquired                                        Fund After
         Fund            Number of Shares Issued       Acquisition
----------------------- ------------------------- ---------------------
Evergreen Foundation    6,976,033  Class A          $1,758,853,077
Fund                    3,596,922  Class B
                        1,050,882  Class C
                        201,900    Class I

Evergreen Tax           45,841,760  Class A             891,619,735
Strategic Foundation    24,377,864  Class B
Fund                    8,364,657   Class C
                        22,646,052  Class I